UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2024 biote Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40128	85-1791125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 W. Walnut Hill Ln #100
Irving, Texas 75038
(Address of principal executive offices, including zip code)

(844) 604-1246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BTMD	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 23, 2024, biote Corp., a Delaware corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with respect to its previously disclosed litigation with one of the Company’s stockholders, Dr. Gary S. Donovitz (“Donovitz”) (the “Donovitz Litigation”). Pursuant to the Settlement Agreement, and consistent with the previously disclosed binding settlement term sheet executed on February 13, 2024 (the “Settlement Term Sheet”), the Company has agreed to repurchase all of the Class A common units of Biote Holdings, LLC (“Holdings Units”), shares of Class V common stock of the Company (“Class V Shares” and together with the Holdings Units, “Paired Interests”) and shares of Class A common stock of the Company (“Class A Shares”) currently beneficially owned by Donovitz for approximately $76.9 million in the aggregate, according to the following schedule: (i) approximately 5.1 million Class A Shares and approximately 3.1 million Paired Interests were repurchased for approximately $32.2 million on April 26, 2024 (the “Closing Date”), (ii) approximately 4.1 million Paired Interests will be repurchased for approximately $15.1 million on the 12-month anniversary of the Closing Date, (iii) approximately 4.1 million Paired Interests will be repurchased for approximately $19.1 million on the 24-month anniversary of the Closing Date and (iv) approximately 2.0 million Paired Interests will be repurchased for approximately $10.5 million on the 36-month anniversary of the Closing Date. The parties have also agreed to, among other things, (i) a customary mutual release of all claims arising out of or relating to the Donovitz Litigation, (ii) the termination of the founder advisory agreement, dated as of May 18, 2022, by and between Donovitz and BioTE Medical, LLC, effective as of the Closing Date, (iii) two year non-compete and non-solicitation agreements for Donovitz and (iv) a voting agreement with customary terms acceptable to the Company. The Settlement Agreement also contains customary representations, warranties and agreements by the parties in addition to the terms described above.

Upon execution, the Settlement Agreement superseded the Settlement Term Sheet, which was previously announced in a press release and disclosed by the Company on its Current Report on Form 8-K filed on February 20, 2024.

The foregoing description of the Settlement Agreement is a summary and is qualified in its entirety by the terms and conditions of the Settlement Agreement, a copy of which will be filed in the Company’s next quarterly report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On April 29, 2024, the Company issued a press release announcing the terms of the Settlement Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and the attached Exhibit 99.1 are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing made by the Company under the Securities or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

biote Corp.

By:	/s/ Teresa S. Weber
Name:	Teresa S. Weber
Title:	Chief Executive Officer

Date: April 29, 2024